As filed with the Securities and Exchange Commission on April 11, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRYN MAWR BANK CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2434506
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

801 Lancaster Avenue

Bryn Mawr, Pennsylvania 19010

(610) 525-1700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Geoffrey L. Halberstadt

Corporate Secretary

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, Pennsylvania 19010

(610) 581-4873

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of all communications to:

David H. Joseph, Esq.

Stradley Ronon Stevens & Young, LLP

2005 Market Street, Suite 2600

Philadelphia, PA 19103

(215) 564-8090

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I. D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)(3)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)(2)(3)	Amount of registration fee
Common Stock ($1.00 par value)
Debt Securities
Warrants
Stock Purchase Contracts and Units
Units
Total	$150,000,000(4)	100%	$150,000,000	$17,190(5)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3.
(2)	The registrant is hereby registering an indeterminate amount of each identified class of securities up to a proposed maximum aggregate offering price of $150,000,000, which may be offered from time to time in unspecified amounts at unspecified prices. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The securities registered hereunder include securities that may be purchased by underwriters to cover over-allotments, if any.
(3)	The registrant is hereby registering such indeterminate amounts of shares of common stock, $1.00 par value per share, as may be issued upon exercise of warrants, debt securities, or rights under stock purchase contracts or units, up to a proposed maximum aggregate offering price of $150,000,000. Separate consideration may or may not be received for securities that are issuable on exercise of securities being registered hereunder.
(4)	The total aggregate offering price of $150,000,000 includes an aggregate of $46,734,092 of unsold securities being carried forward from the registrant’s Registration Statement on Form S-3 (No. 333-159588) filed with the Securities and Exchange Commission on May 29, 2009.
(5)	Calculated pursuant to Rules 457(o) and 457(p) under the Securities Act of 1933, as amended, exclusive of any interest or dividends, if any, on the common stock. $46,734,092 of the securities are being carried forward and $5,355.73 of the filing fee is associated with the securities being carried forward and was previously paid with Bryn Mawr Bank Corporation’s Registration Statement on Form S-3 (No. 333-159588) filed with the Securities and Exchange Commission on May 29, 2009. The remaining $11,834.27 of the filing fee is being paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 11, 2012

PROSPECTUS

BRYN MAWR BANK CORPORATION

Common Stock

Debt Securities

Warrants

Stock Purchase Contracts and Units

Units

This prospectus describes some of the general terms that may apply to the securities and the general manner in which it may be offered. The specific terms of any securities to be offered, and the specific manner in which it may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

We may offer and sell, from time to time, in one or more offerings, any amount of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $150,000,000. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is traded on the NASDAQ Global Market under the symbol “BMTC.”

You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

The date of this prospectus is April     , 2012.

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ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our,” “BMBC” and the “Corporation” to refer to Bryn Mawr Bank Corporation and its subsidiaries. Our common stock is traded on the NASDAQ Global Market under the symbol “BMTC.” When we refer to “The Bryn Mawr Trust Company” in this prospectus, we mean our subsidiary, The Bryn Mawr Trust Company, which is a member of the Federal Reserve System. We sometimes refer to The Bryn Mawr Trust Company as the “Bank.”

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any amount of the securities described in this prospectus in a dollar amount that does not exceed $150,000,000, in the aggregate.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website (http://www.sec.gov) or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities is permitted. You should not assume that information contained in this prospectus, in any prospectus supplement, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of securities occurs.

We may sell the securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents that we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by the Corporation. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN

INFORMATION BY REFERENCE

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at no cost on our website, http://www.bmtc.com, by clicking on About Us and then Investor Relations, as soon as reasonably practicable after we file such documents with the SEC. Except for those SEC filings, none of the other information on our website is part of this prospectus.

We “incorporate by reference” into this prospectus the information the Corporation files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that the Corporation files subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”):

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2011;

•	Our definitive proxy statement with respect to the Annual Meeting of Shareholders held on May 2, 2012, as filed with the Securities and Exchange Commission on March 30, 2012;

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Our current reports on Form 8-K filed with the Securities and Exchange Commission on each of February 1, 2011, February 22, 2011, April 28, 2011, May 27, 2011, July 28, 2011, October 4, 2011, October 27, 2011, November 18, 2011, December 28, 2011, January 30, 2012, January 31, 2012 and February 7, 2012;

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The description of our common stock contained in the Form 8-A Registration Statement filed with the SEC on December 18, 1986 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended from time to time, including any amendment or report filed with the SEC for the purpose of updating such description

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The description of our Rights Plan contained in the Form 8-A12G Registration Statement filed with the SEC on November 25, 2003, as amended by Amendment No. 1 on Form 8-A12G/A filed on June 2, 2004, including any amendment or report filed with the SEC for the purpose of updating this description

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All documents the Corporation files in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, Pennsylvania 19010

Attention: Geoffrey L. Halberstadt

(610) 581-4873

These incorporated documents may also be available on our web site at www.bmtc.com, by clicking on About Us and then Investor Relations. Except for incorporated documents, information contained on our website is not a prospectus and does not constitute part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus and the documents incorporated by reference herein may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, and may involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Corporation to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements with respect to the Corporation’s financial goals, business plans, business prospects, credit quality, credit risk, reserve adequacy, liquidity, origination and sale of residential mortgage loans, mortgage servicing rights, the effect of changes in accounting standards, and market and pricing trends loss. The words The words “may”, “would”, “could”, “will”, “likely”, “expect,” “anticipate,” “intend”, “estimate”, “plan”, “forecast”, “project” and “believe” and similar expressions are intended to identify such forward-looking statements. The Corporation’s actual results may differ materially from the results anticipated by the forward-looking statements due to a variety of factors, including without limitation:

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the effect of future economic conditions on the Corporation and its customers, including economic factors which affect consumer confidence in the securities markets, wealth creation, investment and savings patterns, the real estate market, and the Corporation’s interest rate risk exposure and credit risk;

•	changes in the securities markets with respect to the market values of financial assets and the stability of particular securities markets;

•	governmental monetary and fiscal policies, as well as legislation and regulatory changes;

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results of examinations by the Federal Reserve Board, including the possibility that the Federal Reserve Board may, among other things, require us to increase our allowance for loan losses or to write down assets;

•	changes in accounting requirements or interpretations;

•	changes in existing statutes, regulatory guidance, legislation or judicial decisions that adversely affect our business, including changes in federal income tax or other tax regulations;

•	the risks of changes in interest rates on the level and composition of deposits, loan demand, and the value of loan collateral and securities, as well as interest rate risk;

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the effects of competition from other commercial banks, thrifts, mortgage companies, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money-market and mutual funds and other institutions operating in the Corporation’s trade market area and elsewhere including institutions operating locally, regionally, nationally and internationally and such competitors offering banking products and services by mail, telephone, computer and the Internet;

•	any extraordinary events (such as natural disasters, acts of terrorism, wars or political conflicts);

•	the Corporation’s need for capital;

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the Corporation’s success in continuing to generate new business in its existing markets, as well as its success in identifying and penetrating targeted markets and generating a profit in those markets in a reasonable time;

•	the Corporation’s ability to continue to generate investment results for customers and the ability to continue to develop investment products in a manner that meets customers’ needs;

•	changes in consumer and business spending, borrowing and savings habits and demand for financial services in our investment products in a manner that meets customers’ needs;

•	the Corporation’s timely development of competitive new products and services in a changing environment and the acceptance of such products and services by customers;

•	the Corporation’s ability to originate, sell and service residential mortgage loans;

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the accuracy of assumptions underlying the establishment of reserves for loan losses and estimates in the value of collateral, the market value of mortgage servicing rights and various financial assets and liabilities;

•	the Corporation’s ability to retain key members of the executive management team;

•	the ability of key third-party providers to perform their obligations to the Corporation and the Bank;

•	technological changes being more difficult or expensive than anticipated;

•	the Corporation’s success in managing the risks involved in the foregoing.

All written or oral forward-looking statements attributed to the Corporation are expressly qualified in their entirety by use of the foregoing cautionary statements. All forward-looking statements included in this Report and the documents incorporated by reference herein are based upon the Corporation’s beliefs and assumptions as of the date of this Report. The Corporation assumes no obligation to update any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this Report or incorporated documents might not occur and you should not put undue reliance on any forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our securities. You should read this entire prospectus, including the “Risk Factors” section, and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus.

Bryn Mawr Bank Corporation

Bryn Mawr Bank Corporation (which we refer to as the “Corporation”) is a Pennsylvania corporation incorporated in 1986 and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Corporation is the sole stockholder of its primary operating subsidiary, The Bryn Mawr Trust Company, a Pennsylvania chartered bank (which we refer to as the “Bank”), as well as The Bryn Mawr Trust Company of Delaware and the sole member of Lau Associates LLC. The Corporation indirectly owns additional subsidiaries through the Bank, which received its Pennsylvania banking charter in 1889 and is a member of the Federal Reserve System. The Bank’s operating subsidiaries are Insurance Counsellors of Bryn Mawr, Inc., BMT Settlement Services, Inc., BMT Mortgage Services, Inc., and Bryn Mawr Equipment Finance, Inc.

The Bank and Corporation are headquartered in Bryn Mawr, Pennsylvania, a western suburb of Philadelphia. The Corporation and its subsidiaries offer a full range of personal and business banking services, consumer and commercial loans, equipment leasing, mortgages, insurance and wealth management services, including investment management, trust and estate administration, retirement planning, custody services, and tax planning and preparation from 17 full-service branches and seven Life Care Community offices in Montgomery, Delaware and Chester counties of Pennsylvania. In addition, the Bank and Corporation also operate wealth management offices in Greenville, Delaware and Hershey, Pennsylvania.

Our primary source of liquidity is dividend payments from the Bank. The Bank is subject to certain legal restrictions on its ability to pay dividends or make loans or advances to us. For information about these restrictions, please see “Regulatory Considerations” in this prospectus, “Supervision and Regulation” in our Form 10-K for the year ended December 31, 2011, and “24 - Dividend Restrictions” and “25 - Regulatory Capital Requirements” of the Notes to Consolidated Financial Statements contained in our Annual Report to Shareholders, incorporated by reference as Exhibit 13.1 to our Form 10-K for the year ended December 31, 2011, which has been filed with the SEC and is available as described under “Where You Can Find More Information.”

As of December 31, 2011, we had consolidated total assets of $1,775 million, net portfolio loans and leases of $1,295 million, deposits of $1,382 million and shareholders’ equity of $185.9 million. Our common stock is traded on the NASDAQ Global Market under the symbol “BMTC.” Our principal executive offices are located at 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010, and our telephone number is (610) 525-1700. Our Internet website address is http://www.bmtc.com. Unless expressly stated to the contrary herein, our Internet website and information contained in or linked to our website are not incorporated into, and are not a part of, this prospectus.

Securities We May Offer

We have summarized the material terms and provisions of the securities in the sections “Description of Our Common Stock,” “Descriptions of Debt Securities,” “Description of Warrants,” “Description of Stock Purchase Contracts and Units,” and “Description of Units,” which descriptions are qualified in their entirety by reference to the applicable prospectus supplement, applicable provisions of Pennsylvania law and by the Corporation’s articles of incorporation and bylaws. Complete copies of our amended and restated articles of incorporation and amended and restated bylaws are filed as Exhibits 3.1 and 3.2, respectively, to our November 21, 2007 current report on Form 8-K. You should read our articles of incorporation and bylaws for additional information before you buy our securities.

The summary description of the securities is not meant to be a complete description of what may be offered. The particular terms of the securities we offer will be described in the applicable prospectus supplement and other offering material. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

Use of Proceeds

We intend to use the net proceeds from sales of the securities as set forth in “Use of Proceeds” and the applicable prospectus supplement relating to a specific issuance of securities.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks set forth under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

We expect to use the net proceeds from the sales of the securities for general corporate purposes, which may include:

•	possible acquisitions;

•	dividend reinvestment or direct stock purchase plans;

•	investing in, or extending credit to, our operating subsidiaries;

•	investments at the holding company level;

•	reducing or refinancing existing debt;

•	other purposes as described in any prospectus supplement.

Pending such use, we may temporarily invest the net proceeds of any offering. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

We continually evaluate possible business combination opportunities. As a result, future business combinations involving cash, debt or equity securities may occur. Any future business combination or series of business combinations that we might undertake may be material, in terms of assets acquired, liabilities assumed or otherwise, to our financial condition.

REGULATORY CONSIDERATIONS

As a bank holding company, the Corporation is subject to regulation, supervision and examination by the Federal Reserve Board. For a discussion of elements of the regulatory framework applicable to the Corporation and its subsidiaries, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the other documents incorporated herein by reference as described under “Where You Can Find More Information.” This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not for the protection of security holders, including holders of securities described in this prospectus. As a result of this regulatory framework, our results of operations and financial condition are affected by actions of the Federal Reserve Board and the FDIC, which insures the deposits of our subsidiary, the Bank.

Our ability to pay dividends on our common stock depends primarily on dividends we receive from the Bank. Under federal regulations, the dollar amount of capital distributions (including dividends) the Bank may make depends upon its capital position and recent net income. Generally, savings institutions, that before and after the proposed distribution remain well-capitalized, may make capital distributions during any calendar year equal to up to 100% of net income for the year-to-date plus retained net income for the two preceding years. However, an institution deemed to be in need of more than normal supervision by the Federal Reserve Board may have its dividend authority restricted by the Federal Reserve Board.

Under Pennsylvania law, the Corporation is generally prohibited from paying a dividend or making any other distribution if, after making such distribution, it would be unable to pay its debts as they become due in the usual course of business, or if its total assets would be less than the sum of its total liabilities plus the amount that would be needed if it were dissolved at the time of the distribution, to satisfy preferential rights on dissolution of holders of preferred stock ranking senior in right of payment to the capital stock on which the applicable distribution is made.

There are numerous other governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business and on our ability to pay dividends on our common stock. Depository institutions, like the Bank, are also affected by various federal laws, including those relating to consumer protection and similar matters.

In addition to the foregoing regulatory restrictions, we are and may in the future become subject to contractual restrictions that would limit or prohibit us from paying dividends on our common stock.

DESCRIPTION OF OUR COMMON STOCK

Authorized Common Stock

As of March 30, 2012 our authorized common stock, $1.00 stated value per share, was 100,000,000 shares, of which 13,254,694 shares were issued and outstanding. Shares of our common stock, when issued against full payment of the purchase price, and shares of our common stock issuable upon conversion, exchange or exercise of any of the other securities offered by this prospectus, will be validly issued, fully paid and non-assessable.

General

The holders of our common stock are entitled to:

•	one vote for each share of common stock held;

•	receive dividends if and when declared by our board of directors from our unreserved and unrestricted earned surplus or our unreserved and unrestricted net earnings for the current fiscal year; and

•

share ratably in our net assets legally available to our shareholders in the event of our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors and preferred shareholders, if any, or provision for such payment.

Because we are a holding company, our rights and the rights of our creditors and shareholders to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of the subsidiary’s creditors, except to the extent that the Corporation itself may be a creditor having recognized claims against the subsidiary.

Holders of our common stock have no preemptive, subscription, redemption, conversion or cumulative voting rights. Our outstanding common stock is fully paid and nonassessable.

Our common stock is listed on the NASDAQ Global Market under the symbol “BMTC.” Our current transfer agent for our common stock is Computershare, Investor Relations, 500 Ross St., AIM 154-0690, Pittsburgh, PA 15262. Information with respect to our current transfer agent or any updates to our transfer agent information are available on our website.

Anti-Takeover Measures - Our Shareholder Rights Plan and Pennsylvania Law

The Corporation has adopted a rights plan for its shareholders designed to protect the rights of the shareholders and discourage unwanted or hostile takeover attempts that are not approved by the Corporation’s board of directors. The rights plan allows holders of the Corporation’s common stock to purchase shares in either the Corporation or an acquirer of the Corporation at a discount to market value in response to specified takeover events that are not approved in advance by the Corporation’s board of directors.

The Rights. On November 18, 2003, Corporation’s board of directors declared a dividend of a right to acquire one and one-fourth of a share of the Corporation’s common stock for each share of the Corporation’s common stock outstanding. The rights currently trade with and are inseparable from the Corporation’s common stock.

Exercise Price. Each right allows its holder to purchase from the Corporation one and one-fourth of a share of its common stock for $22.50, subject to adjustment pursuant to the rights plan.

Exercisability. The rights will not be exercisable until the earlier of:

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Ten business days (or such later date as may be determined by the Corporation’s board of directors and publicly announced by the Corporation) after a public announcement by the Corporation that a person or group, has obtained beneficial ownership of 20% or more of the Corporation’s outstanding common stock; or

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Ten business days (or such later date as may be determined by the Corporation’s board of directors and publicly announced by the Corporation) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming the beneficial owner of 20% or more of the Corporation’s outstanding common stock.

The date when the rights become exercisable is referred to in the rights plan as the “distribution date.” After that date, the rights will be evidenced by rights certificates that the Corporation will mail to all eligible holders of its common stock. A person or a member of the group that has obtained beneficial ownership of 20% or more of the Corporation’s outstanding common stock may not exercise any rights even after the distribution date.

Consequences of a Person or Group Becoming an Acquiring Person. A person or group that acquires beneficial ownership of 20% or more of the Corporation’s outstanding common stock is called an “acquiring person.”

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Flip-In. When the Corporation publicly announces that a person has acquired 20% or more of its outstanding common stock, the Corporation can allow for rights holders, other than acquiring persons, to buy $45.00 worth of its common stock for $22.50 (the foregoing numbers are for example only; the actual purchase price will be contingent upon the then-current market value of the stock to be purchased upon exercise of the rights, and the exercise price set forth on the rights certificates issued). This is called a “flip-in.” Alternatively, the Corporation may elect to exchange one share of its common stock for each right, other than rights owned by acquiring persons, thus terminating the rights.

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Flip-Over. If after a person or group becomes an acquiring person, the Corporation merges or consolidates with another entity or 50% or more of our consolidated assets or earning power is sold to another entity, all holders of rights, other than acquiring persons, may purchase shares of such entity at 50% of their market value. This is called a “flip-over.”

The Corporation’s board of directors may elect to terminate the rights at any time before a flip-in occurs. Otherwise, the rights are currently scheduled to terminate in 2013.

The rights will not prevent a takeover of the Corporation. However, the rights may cause a substantial dilution to a person or group that acquires 20% or more of the Corporation’s common stock, unless the board of directors first terminates the rights. Nevertheless, the rights should not interfere with a transaction that is in the Corporation’s and its shareholders’ best interest because the rights can be terminated by the board of directors before the transaction is completed.

The complete terms of the rights are contained in the rights plan. The foregoing description of the rights and the rights plan is qualified in its entirety by reference to the rights plan.

Fiduciary Duties. The Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444) (“PA BCL”) explicitly provides that the fiduciary duty of directors does not require them to:

•	redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

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render inapplicable, or make determinations under, provisions of the PA BCL relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

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act as the board of directors, a committee of the board or an individual director, solely because of the effect such action might have on an acquisition or potential acquisition of control of the Corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time after we execute it.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a prospectus supplement. The following descriptions outline some of the general terms and provisions of the debt securities that we may issue from time to time. Specific terms of a series of debt securities and the related agreement will be stated in the applicable prospectus supplement. The following description and any description of a series of debt securities in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the related agreement, which we will file with the SEC in connection with the issuance of that series of debt securities.

Terms

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

•	the title and form of the debt securities;

•	the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person or persons to whom any principal or interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•

the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities are defeasible and the terms of such defeasance; and

•

any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable.

We may sell the debt securities at a discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the applicable prospectus supplement. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock, debt securities or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of common stock, debt securities or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, any subordinated debt securities.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The related indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the related prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Notices

We will mail notices to holders of debt securities as indicated in the related prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The debt securities and any related indenture will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

DESCRIPTION OF WARRANTS

General

We may issue warrants in one or more series to purchase common stock or debt securities, or any combination of those securities. Warrants may be issued independently or together with the underlying common stock or debt securities and may be attached to or separate from the underlying common stock or debt securities. We may issue series of warrants under a separate warrant agreement between us and a warrant agent. The following descriptions outline some of the general terms and provisions of the warrants that we may issue from time to time. Specific terms of a series of warrants and any related warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of a series of warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrants and any related warrant agreement, which we will file with the SEC in connection with the issuance of that series of warrants.

For each series of warrants, the applicable prospectus supplement will, to the extent applicable, describe:

•	the title of the series;

•	the total number of warrants to be issued in the series;

•	the consideration for which we will issue the warrants, including the applicable currency or currencies;

•	any anti-dilution provisions to adjust the number of shares of our common stock to be delivered upon exercise of warrants to purchase common stock;

•	the number of shares of common stock purchasable upon exercise of warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

•

the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which the debt securities may be purchased upon such exercise;

•	the designation and terms of the debt securities with which warrants to purchase debt securities are issued and the number of warrants issued with each debt security;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	whether the warrants will be issued in registered or bearer form;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	the date on and after which the warrants and common stock or debt securities issued with the warrants will be separately transferable;

•	any material U.S. federal income tax, accounting and other considerations, procedures and limitations relating to the warrants;

•	the identity of any warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

•	our debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities.

These securities or third party debt obligations would secure the holder’s obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in specified circumstances we may deliver newly issued, prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing the holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid securities. The description in the applicable prospectus supplement will be a summary and reference will be made to the stock purchase contracts, any collateral and depositary arrangements relating to the stock purchase contracts or stock purchase units; and, if applicable, the prepaid securities. Material U.S. federal income tax considerations applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of one or more of the other securities described in this prospectus. We may issue the units under one or more unit agreements and in one or more series. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangement and depositary arrangements relating to such stock purchase contracts. The applicable prospectus supplement will, to the extent applicable, describe:

•	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or traded separately;

•	the terms of the unit agreement governing the units;

•	the provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material U.S. federal income tax, accounting and other special considerations, procedures and limitations relating to the units.

The terms and conditions described under the description of the various securities registered hereby will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities in any of three ways (or in any combination):

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering. Each prospectus supplement will include information regarding:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Bruce G. Leto, a brother of our director, General Counsel and Executive Vice President Francis J. Leto, is a partner of and on the board of directors of Stradley Ronon Stevens & Young, LLP, a law firm headquartered in Philadelphia, Pennsylvania. The firm provides legal services to the Corporation and Bank for which the firm received $419,673 in fees during 2011. Bruce Leto’s indirect interest in these fees was $16,834, computed without regard to the amount of profit or loss.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Stradley Ronon Stevens & Young, LLP, a law firm headquartered in Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Bryn Mawr Bank Corporation and subsidiaries (the Corporation) as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

BRYN MAWR BANK CORPORATION

Common Stock

Debt Securities

Warrants

Stock Purchase Contracts and Units

Units

Prospectus

April     , 2012

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by the registration statement of which this prospectus is a part. Bryn Mawr Bank Corporation (the “Registrant”) will bear all of these expenses.

Registration fee under the Securities Act	$17,190	*

Legal fees and expenses**	$25,000

Accounting fees and expenses**	$25,000

Printing and other miscellaneous fees and expenses**	$10,000

Total**	$77,190

*	$5,355 of which is offset by a credit from previously paid fees related to $46,734,092 of unsold securities registered as part of the Corporation’s Registration Statement on Form S-3 (No. 333-159588) filed with the Securities and Exchange Commission on May 29, 2009.
**	Estimated solely for the purpose of this Item. Actual expenses may be more or less.

Item 15.	Indemnification of Officers and Directors

Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444) (“PBCL”), the Corporation has the power to indemnify its directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, that the director or officer had no reasonable cause to believe his or her conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and to the extent that the person is adjudged to be fairly and reasonably entitled to indemnity. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Pursuant to Section 1745 of the PBCL, the Corporation has the power to pay expenses (including attorneys’ fees) incurred by a director or officer in a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The Corporation’s amended and restated articles of incorporation and amended and restated bylaws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The Corporation’s amended and restated bylaws also eliminate, to the full extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case such elimination is not permitted by law. Liability insurance covering certain liabilities that may be incurred by the Corporation’s and the Bank’s directors and officers in connection with the performance of their duties has been purchased by the Bank.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Corporation under the foregoing provisions, the Corporation has been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 16.	Exhibits

Exhibit Number	Description of Document

4.1	Shareholders Rights Plan, dated November 18, 2003, incorporated by reference to Exhibit 4 of the Corporation’s Form 8-A12G filed with the SEC on November 25, 2003

4.2	Amendment No. 1 to Shareholder Rights Plan, incorporated by reference to the Corporation’s Form 8-A12G/A filed with the SEC on June 2, 2004

4.3	Amended and Restated By-Laws, effective November 20, 2007, incorporated by reference to Exhibit 3.2 of the Corporation’s Form 8-K filed with the SEC on November 21, 2007

4.4	Amended and Restated Articles of Incorporation, effective November 21, 2007, incorporated by reference to Exhibit 3.1 of the Corporation’s Form 8-K filed with the SEC on November 21, 2007

4.5	Subordinated Note Purchase Agreement dated July 30, 2008, incorporated by reference to Exhibit 4.4 to the Corporation’s 10-Q filed with SEC on November 10, 2008

4.6	Subordinated Note Purchase Agreement dated August 28, 2008, incorporated by reference to Exhibit 4.5 of the Corporation’s 10-Q filed with the SEC on November 10, 2008

4.7	Subordinated Note Purchase Agreement dated April 20, 2009, incorporated by reference to Exhibit 4.6 of the Corporation’s 10-Q filed with the SEC on August 7, 2009

5.1	Legal Opinion of Stradley Ronon Stevens & Young, LLP

23.1	Consent of KPMG LLP

23.2	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the registration statement)

Item 17.	Undertakings

A. Rule 415 Offering

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) [Intentionally omitted.]

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectuses relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Filings Incorporating Subsequent Exchange Act Documents By Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H. Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bryn Mawr, Commonwealth of Pennsylvania, on April 11, 2012.

/s/ Frederick C. Peters II
Frederick C. Peters II

Chief Executive Officer

POWER OF ATTORNEY

By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of Bryn Mawr Bank Corporation, does hereby appoint Frederick C. Peters II and J. Duncan Smith, and each of them severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name, place and stead, in his capacity as a director or officer, or both, as the case may be, of Bryn Mawr Bank Corporation, any and all amendments to this Registration Statement and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with the Securities and Exchange Commission. Each of said attorneys-in-fact and agents shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys-in-fact and each of them and their substitutes lawfully done or caused to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of April 11, 2012.

NAME	TITLE	DATE

/s/ Frederick C. Peters II Frederick C. Peters II	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director	April 11, 2012

/s/ J. Duncan Smith J. Duncan Smith	Treasurer and Chief Financial Officer (Principal Financial Officer)	April 11, 2012

/s/ David E. Lees	Director	April 11, 2012
David E. Lees

/s/ Andrea F. Gilbert	Director	April 11, 2012
Andrea F. Gilbert

/s/ Wendell F. Holland	Director	April 11, 2012
Wendell F. Holland

/s/ Francis J. Leto	Director	April 11, 2012
Francis J. Leto

/s/ B. Loyall Taylor, Jr.	Director	April 11, 2012
B. Loyall Taylor, Jr.

/s/ Jerry L. Johnson	Director	April 11, 2012
Jerry L. Johnson

/s/ Britton H. Murdoch	Director	April 11, 2012
Britton H. Murdoch

/s/ Scott M. Jenkins	Director	April 11, 2012
Scott M. Jenkins

/s/ Donald S. Guthrie	Director	April 11, 2012
Donald S. Guthrie

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Shareholders Rights Plan, dated November 18, 2003, incorporated by reference to Exhibit 4 of the Corporation’s Form 8-A12G filed with the SEC on November 25, 2003

4.2	Amendment No. 1 to Shareholder Rights Plan, incorporated by reference to the Corporation’s Form 8-A12G/A filed with the SEC on June 2, 2004

4.3	Amended and Restated By-Laws, effective November 20, 2007, incorporated by reference to Exhibit 3.2 of the Corporation’s Form 8-K filed with the SEC on November 21, 2007

4.4	Amended and Restated Articles of Incorporation, effective November 21, 2007, incorporated by reference to Exhibit 3.1 of the Corporation’s Form 8-K filed with the SEC on November 21, 2007

4.5	Subordinated Note Purchase Agreement dated July 30, 2008, incorporated by reference to Exhibit 4.4 to the Corporation’s 10-Q filed with SEC on November 10, 2008

4.6	Subordinated Note Purchase Agreement dated August 28, 2008, incorporated by reference to Exhibit 4.5 of the Corporation’s 10-Q filed with the SEC on November 10, 2008

4.7	Subordinated Note Purchase Agreement dated April 20, 2009, incorporated by reference to Exhibit 4.6 of the Corporation’s 10-Q filed with the SEC on August 7, 2009

5.1	Legal Opinion of Stradley Ronon Stevens & Young, LLP

23.1	Consent of KPMG LLP

23.2	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the registration statement)